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                                                                     EXHIBIT 4.8


                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE dated as of July 16, 1999 (this "Supplemental Indenture") between STATER BROS. HOLDINGS INC., a Delaware corporation (the "Company"), and IBJ WHITEHALL BANK & TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee") for the securities issued under the indenture dated as of March 8, 1994 between the Company and the Trustee (the "1994 Indenture"), as amended by the First Supplemental Indenture dated as of July 22, 1997 (the "First Supplemental Indenture" and together with the 1994 Indenture, the "Indenture").

                              W I T N E S S E T H

     WHEREAS, pursuant to and in accordance with the terms of the Indenture, the Company established and issued $165,000,000 in aggregate principal amount of debt securities denominated as the "11% Senior Notes due 2001" (the "Notes");

     WHEREAS, the Company has offered to purchase all of the Notes (the "Offer") and has solicited the consents (the "Solicitation") to certain amendments (the "Amendments") to the Indenture pursuant to the Company's Offer to Purchase and Consent Solicitation Statement dated as of July 1, 1999;

     WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained the written consent of the holders of Notes representing not less than a majority in principal amount of the outstanding Notes to the Amendments to the Indenture; and

     WHEREAS, the Amendments are, in substance, set forth herein.

     NOW, THEREFORE, for and in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                  Agreements
                                  ----------
     Section 1.     Defined Terms.  Capitalized terms not otherwise defined
                    -------------
herein shall have the meanings ascribed to them in the Indenture.

     Section 2.     Effectiveness; Operative Date.  This Supplemental Indenture
                    -----------------------------
shall become effective as of the date hereof. The terms of this Supplemental Indenture will become operative only upon acceptance for purchase by the Company of Notes validly tendered (and not withdrawn) pursuant to the terms of the Offer. The date that this Supplemental Indenture becomes operative shall be denominated herein as the "Operative Date."

     Section 3.     Amendment to Indenture.
                    ----------------------

     (a) The Indenture is hereby amended by deleting therefrom the following provisions in their entirety and any references to those provisions:

-----------------------------------------------------------------------------------------
Existing Section Number                Caption
-----------------------------------------------------------------------------------------
Section 4.02                           SEC Reports
-----------------------------------------------------------------------------------------
Section 4.03                           Compliance Certificate
-----------------------------------------------------------------------------------------
Section 4.05                           Limitations on Restricted Payments and Investments
-----------------------------------------------------------------------------------------
Section 4.06                           Continued Existence
-----------------------------------------------------------------------------------------
Section 4.07                           Taxes
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Section 4.08                           Maintenance of Properties
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Section 4.09                           Insurance
-----------------------------------------------------------------------------------------

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
-------------------------------------------------------------------------------------------------------
Section 4.12                           Limitation on Indebtedness
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Section 4.14                           Limitations on Liens
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Section 4.15                           Limitation on Payment Restrictions Affecting Subsidiaries
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Section 4.16                           Limitation on Issuance and Sale of Capital Stock of Subsidiaries
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Section 4.17                           Limitations on Transactions with Related Persons
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Section 4.18                           Compliance with Laws
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Section 4.19                           Stay, Extension and Usury Laws
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Section 4.21                           Further Assurance to the Trustee
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Section 5.01                           Merger, Consolidation, Etc.
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

     (b) The Indenture is hereby amended by deleting therefrom, and any reference to therein, subsections (e) and (f) of Section 6.01 captioned "Events of Default."

     (c) Each of the following provisions of the Indenture, and any reference thereto, is hereby renumbered as indicated below:

---------------------------------------------------------------------------------------------------
Existing Section Number                New Section Number       Caption
---------------------------------------------------------------------------------------------------
4.04                                    4.02                    Maintenance of Office or Agency
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4.10                                    4.03                    Investment Company Act
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4.11                                    4.04                    Change of Control
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4.20                                    4.05                    Limitation on Sales of Assets
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5.02                                    5.01                    Successor Corporation Substituted
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5.03                                    5.02                    Purchase Offer on Change of Control
---------------------------------------------------------------------------------------------------
6.01(g)                                 6.01(e)
---------------------------------------------------------------------------------------------------

     (d) Any definitions used exclusively in the deleted provisions of the Indenture set forth in paragraphs (a) or (b) of this Section 3 are hereby deleted in their entirety from the Indenture.

     Section 4.     Waiver.  To the extent permitted by the Indenture, the
                    ------
application of the provisions of Articles 4, 5 and 6 of the Indenture are hereby waived to the extent that such provisions might otherwise interfere with the ability of the Company to enter into agreements contemplated by, or to consummate, the Company's proposed acquisition (the "Acquisition") of certain assets of Albertson's, Inc., a Delaware corporation, or to enter into, or to consummate, any arrangements by the Company to obtain funds sufficient to fund the Acquisition, the Offer and the Solicitation; provided, however, that such
                                                 --------  -------
waiver shall not apply to any default in the payment of the principal of, premium, if any, or interest on, or an offer to purchase required under the Indenture with respect to, any Note (except a rescission of acceleration of the Notes and a wavier of the payment default that resulted from such acceleration).

     Section 5.     Indenture Ratified.  Except as hereby otherwise expressly
                    ------------------
provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     Section 6.     Counterparts.  This Supplemental Indenture may be executed
                    ------------
in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 7.     Supplemental Indenture is an Amendment to Indenture.  This
                    ---------------------------------------------------
Supplemental Indenture is an amendment to the Indenture. The Indenture and this Supplemental Indenture shall be read together from and after the Operative Date.

     Section 8.     Compliance with the Trust Indenture Act.  This Supplemental
                    ---------------------------------------
Indenture shall be interpreted to comply in every respect with the Trust Indenture Act of 1939, as amended (the "TIA"). If any

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provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.

     Section 9.  Governing Law.  This Supplemental Indenture shall be governed
                 -------------
by and construed in accordance with the internal laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                            STATER BROS. HOLDINGS INC.,
                                            a Delaware corporation


                                            By: /s/ Dennis N. Beal
                                               ---------------------------------
                                            Name:   Dennis N. Beal
                                            Title:  Vice President, Finance and
                                                    Chief Financial Officer


                                            By:  /s/ Bruce D. Varner
                                               ---------------------------------
                                            Name:  Bruce D. Varner
                                            Title:  Secretary


                                             IBJ WHITEHALL BANK & TRUST COMPANY,
                                             as Trustee


                                             By: /s/ Terence Rawlins
                                                --------------------------------
                                             Name:   Terence Rawlins
                                             Title:  Assistant Vice President

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